Exhibit (h)(9)(vi)

AMENDMENT TO THE PARTICIPATION AGREEMENT
AMONG PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY,
GOLDMAN SACHS VARIABLE INSURNACE TRUST
AND GOLDMAN SACHS & CO. LLC

THIS AMENDMENT TO THE PARTICIPATION AGREEMENT (the “Amendment”) is made as of this 23rd day of April, 2024 by and between GOLDMAN SACHS VARIABLE INSURANCE TRUST, a statutory trust formed under the laws of Delaware (the “Trust”), Goldman Sachs & Co. LLC, a New York limited liability company (the “Distributor”), and PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY, an Alabama life insurance company (the “Company”).  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Trust, Distributor and Company are parties to a certain Participation Agreement dated December 19, 2003, as amended (the “Agreement”), in which the Company offers to the public certain variable annuity contracts and variable life insurance contracts; and

WHEREAS, the parties desire to amend Schedule 1 and Schedule 3 of the Agreement; and

WHEREAS, the parties now desire to further modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.
Schedule 1 of the Agreement is hereby deleted in its entirety and replaced with Schedule 1 attached hereto.

2.
Schedule 3 of the Agreement is hereby deleted in its entirety and replaced with Schedule 3 attached hereto.

3.
Ratification and Confirmation of Agreement.  In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis.  To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

4.
Counterparts.
This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

5.
Full Force and Effect.  Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

                          WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

GOLDMAN SACHS VARIABLE INSURANCE TRUST

By:  /s/ Marci Green_____________________

Name:  Marci Green_____________________

Title:  Managing Director_________________

GOLDMAN SACHS & CO. LLC

By:  /s/ Frank Murphy____________________

Name:  Frank Murphy______ _____________

Title:  Managing Director_________________

PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY

By:  /s/ Steve Cramer________________________

Name:  _Steve Cramer_______________________

Title:  _Chief Product Officer, Retirement Division

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Schedule 1

Accounts of the Company
Investing in the Trust

Name of Account	Date Established	SEC 1940 Act Registration Number	Type of Product Supported by Account
Variable Annuity Account A of Protective Life Separate Account	12/1/1997	811-8537	Variable Annuities
PLAIC Variable Annuity Account S	7/2/2020	811-23594	Variable Annuities
Protective COLI PPVUL	4/14/2020	Unregistered	PPVUL
Protective NY COLI VUL	2/25/2020	811-23707	Registered COLI VUL

Schedule 3

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Trust Classes and Series
Available Under each Class of Contracts

Effective April 15, 2024, the following Trust Classes and Series are available under the Contracts:

Contracts Marketing Name	Trust Classes and Series
Elements Classic NY
Protective Aspirations NY
Protective Investors Benefit Advisor Variable Annuity NY
Protective Variable Annuity NY (L,B,C Series)
Protective Variable Annuity NY
Protective Variable Annuity B Series NY
Protective Variable Annuity II B Series NY
ProtectiveAccess XL NY
ProtectiveRewards Elite NY
ProtectiveRewards II NY
Schwab Genesis Advisory Variable Annuity NY
Schwab Genesis Variable Annuity NY
Transitions
All available Goldman Sachs Variable Insurance Trust Funds (Institutional and Service Shares)
Protective Private Placement VUL (Protective COLI PPVUL NY separate account)	All available Goldman Sachs Variable Insurance Trust Funds (Institutional and Service Shares)
Protective Executive Benefits Registered VUL NY	All available Goldman Sachs Variable Insurance Trust Funds (Institutional and Service Shares)

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